SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2003

               ELITE LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Idaho	0-29825	91-0843203
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1201 North Avenue H, Freeport, Texas         77541
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (360) 365-9423

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 5:       OTHER EVENTS

          Between January 27, 2003 and February 17, 2003, three of the seven members of the Board of Directors of Elite Logistics, Inc. (the "Company") voluntarily resigned. The persons who resigned were Hanh Nguyen, Rick Hansen and Joseph D. Smith. The resignations were not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company has no plans or commitments to fill any of the vacancies created by these resignations.

          Giving effect to the resignations, the remaining members of the Board of Directors are Stephen Harris, Steve Bathgate, Dick Huebner and Matt Hutchins

ITEM 7:       EXHIBITS
1.0	Resignation of Hanh Nguyen
2.0	Resignation of Rick Hansen
3.0	Resignation of Joseph D. Smith

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELITE LOGISTICS, INC.
Date: March 26, 2003	By: /s/ Stephen Harris Stephen Harris, President and Chief Executive Officer